EXHIBIT 10.2

FIRST AMENDMENT TO
CENTRAL HUDSON GAS & ELECTRIC CORPORATION
SAVINGS INCENTIVE PLAN
(January 1, 2011 Restatement)

WHEREAS, Central Hudson Gas & Electric Corporation (the "Sponsor") maintains the Central Hudson Gas & Electric Corporation Savings Incentive Plan (the "Plan"), pursuant to a January 1, 2011 restatement; and

WHEREAS, the Sponsor desires to amend the Plan as permitted by Article XIX to (i) add CH Energy Group, Inc. common stock as an investment fund under the Plan, (ii) provide a nondiscretionary contribution for certain classified employees, and (iii) to make certain miscellaneous clarifications.

NOW, THEREFORE, effective as of July 1, 2011, except as otherwise noted, the Sponsor amends the Plan as follows:

1.             The definition of "CH Energy Group Stock Fund" in Section 1.1 of the Plan is amended to provide as follows:

The "CH Energy Group Stock Fund" means the Investment Fund invested in CH Energy Group Stock.

2.             A new definition is added immediately following the definition of "Matching Contribution" in Section 1.1 of the Plan to provide as follows:

A "Nondiscretionary Contribution" means any Employer Contribution made to the Plan as provided in Section 6.16.

3.             A new bullet is added to the end of the definition of "Profit-Sharing Contribution" in Section 1.1 of the Plan to provide as follows:

•  Nondiscretionary Contributions

4.             A new paragraph (f) is added to the end of Section 6.1 of the Plan to provide as follows.

(f)	The Contribution Period for Nondiscretionary Contributions under the Plan is each Plan Year.

5.             Section 6.10 of the Plan is amended to provide as follows.

Employer Contributions made for a Contribution Period shall be paid in CH Energy Group Stock to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.  In no event, however, shall Safe Harbor Matching Contributions with respect to 401(k) Contributions made during a Plan Year quarter be contributed later than the last day of the immediately following Plan Year quarter.

Any in kind contribution made under the terms of the Plan shall be unencumbered.

In no event shall an Employer deliver Matching Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Matching Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

6.             Effective as if originally included in the January 1, 2011 restatement, paragraph (e) of Section 6.11 of the Plan is amended to provide as follows:

(e)
A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Profit-Sharing Contributions for such Contribution Period only if (i) he is employed by an Employer or Related Company on the last day of the Contribution Period and he has completed at least 1,000 Hours of Service during the Contribution Period or (ii) he terminates employment with the Employers and all Related Companies during the Contribution Period because of death, having become Disabled, or "retirement".  For this purpose, "retirement" means termination of employment on or after the later of the date the Eligible Employee attains age 55 or completes 10 years of Vesting Service.

7.             A new paragraph (f) is added to the end of Section 6.11 of the Plan to provide as follows:

(f)
A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Nondiscretionary Contributions for such Contribution Period only if (i) he is employed by an Employer or Related Company on the last day of the Contribution Period or (ii) he terminates employment with the Employers and all Related Companies during the Contribution Period because of death, having become Disabled, or "retirement".  For this purpose, "retirement" means termination of employment on or after the later of the date the Eligible Employee attains age 55 or completes 10 years of Vesting Service.

8.             Paragraph (d) of Section 6.12 of the Plan is amended to provide as follows.

(d)
All Participants – Dividends on CH Energy Group Stock Fund.  For dividends paid on or after July 1, 2011 on CH Energy Group Stock held in the CH Energy Group Stock Fund, vesting of such dividends shall be determined in the same manner as the Sub-Account(s) to which such dividends are attributable.

9.             A new paragraph (e) is added to the end of Section 6.12 of the Plan to provide as follows:

(e)	Certain Specified Groups of Employees – Nondiscretionary Contributions. A Participant's vested interest in his Nondiscretionary Contributions Sub-Account shall be at all times 100 percent.

10.           A new Section 6.16 is added to Article VI of the Plan to provide as follows.

6.16        Nondiscretionary Contributions

(a)
The Sponsor shall make a Nondiscretionary Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who (i) is characterized by the Sponsor as a classified employee and first performed an Hour of Service on or after May 1, 2008 and (ii) has met the allocation requirements for Nondiscretionary Contributions described in Section 6.11.

(b)	The amount of a Nondiscretionary Contribution shall be equal to such Eligible Employee's "base wage" for the Contribution Period multiplied by the "nondiscretionary percentage".

For the purpose of this paragraph (b), the "nondiscretionary percentage" shall be 3 percent for the Contribution Period beginning January 1, 2011 through the Contribution Period beginning January 1, 2015.  Effective for the Contribution Period beginning January 1, 2016, the "nondiscretionary percentage" shall be 4 percent.

For the purpose of this paragraph (b), an Eligible Employee's "base wage" for a Contribution Period shall be, subject to such rules and procedures as determined by the Administrator,  his base rate of pay as of the last day of the Contribution Period (or, for Eligible Employees who are not employed with the Employer or Related Company on the last day of the Contribution Period, the last day of the Eligible Employee's employment with the Employer and Related Companies) multiplied by 2080; provided, however, that (i) if the Eligible Employee is a part-time employee (which for this purpose means an Eligible Employee who as of the date his base rate of pay is determined has a standard workweek of less than 35 hours), the foregoing is further multiplied by a fraction, the numerator of which is the number of hours in the Eligible Employee's standard workweek and the denominator of which is 40 hours and (ii) if an Eligible Employee is not described in paragraph (a) on each day of the Contribution Period, the foregoing is further multiplied by a fraction, the numerator of which is the number of days during the Contribution Period that the Eligible Employee is described in paragraph (a) and the denominator of which is the number of days in the Contribution Period.

In no event, however, shall the "base wage" of a Participant taken into account under the Plan for any Plan Year exceed  $245,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year).  If the "base wage" of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on "base wage" for a period of at least 12 months.

11.   Section 8.2 of the Plan is amended to provide as follows.

8.2          Investment Funds

Except as otherwise provided in this Section, the Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee.  Each Investment Fund shall be held and administered as a separate common trust fund.  The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

The Plan shall include an Investment Fund, known as the CH Energy Group Stock Fund, invested in equity securities that are CH Energy Group Stock.

The Sponsor shall direct the establishment and maintenance of default Investment Funds, which shall be certain Fidelity Freedom Funds.

12.           Paragraph (b) of Section 10.1 of the Plan is amended to provide as follows.

(b)
CH Energy Group Stock Fund.  Notwithstanding anything herein to the contrary (including Section 10.3(b)), a Participant's investment election with respect to the investment of contributions made on his behalf shall be subject to the following:

(i)
An Eligible Employee's investment election may specify a percentage of no more than 25% of his contributions (including After-Tax Contributions, Catch-Up 401(k) Contributions, 401(k) Contributions, and Rollover Contributions) that shall be allocated to the CH Energy Group Stock Fund.

(ii)	Regardless of a Participant's investment election, all Employer Contributions made on or after July 1, 2011 shall be allocated to the CH Energy Group Stock Fund.

13.           A new paragraph (b) is added to the end of Section 10.3 of the Plan to provide as follows.

(b)	CH Energy Group Stock Fund. Notwithstanding paragraph (a), a Participant's investment in the CH Energy Group Stock Fund shall be subject to the following:

(i)
A Participant may elect to transfer investments from any Investment Fund to the CH Energy Group Stock Fund, but only in an amount that would result in no more than 25 percent of the value of the Participant's Account being invested in the CH Energy Group Stock Fund at the time of the transfer.

(ii)	A Participant may elect to transfer investments from the CH Energy Group Stock Fund to any other Investment Fund at any time.

14.           Paragraph (e) of Section 10.7 of the Plan is amended to provide as follows.

(e)
In accordance with procedures established by the Administrator, any cash dividends payable on shares held in the CH Energy Group Stock Fund shall be paid currently, or within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust, in cash to the Participants and Beneficiaries on a nondiscriminatory basis, or such dividends may be paid directly to the Participants and Beneficiaries, or the dividends may be paid to the Plan and reinvested in the CH Energy Group Stock Fund.  Each Participant and Beneficiary shall have the right to elect in accordance with the procedures established by the Administrator whether dividends attributable to CH Energy Group Stock in the vested portion of the Participant's or Beneficiary's Account, if any, (1) will be paid in cash to the Participant or Beneficiary, or (2) will remain in the Participant's or Beneficiary's Account and will be reinvested in CH Energy Group Stock through the CH Energy Group Stock Fund.  Any dividends on CH Energy Group Stock credited with respect to the non-vested portion of the Account of a Participant or Beneficiary will remain in the Participant's or Beneficiary's Account and will be reinvested in CH Energy Group Stock through the CH Energy Group Stock Fund.

15.           The first sentence of Section 11.4 is amended to provide as follows.

Except with respect to the CH Energy Group Stock Fund (which shall be subject to share accounting), the Administrator may, for administrative purposes, establish unit values for an Investment Fund (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Administrator shall deem to be fair, equitable, and administratively practicable.

16.           Effective as if originally included in the January 1, 2011 restatement, paragraph (d) of Section 12.9 of the Plan is amended to provide as follows:

(d)
Effect of Termination of Employment:  Upon a Participant's termination of employment, the balance of any outstanding loan hereunder shall immediately become due and owing, except to the extent loan repayments are continued in accordance with procedures established by the Administrator.

17.           A new paragraph (f) is added to the end of Section 12.9 of the Plan to provide as follows.

(f)	No Loan from CH Energy Group Stock Fund: A Participant may not obtain a loan from any portion of his Account invested in the CH Energy Group Stock Fund.

18.           A new paragraph (g) is added to the end of Section 13.3 of the Plan to provide as follows.

(g)           his Nondiscretionary Contributions Sub-Account

19.           A new bullet is added to the end of the list of bullets in Section 13.5 of the Plan to provide as follows:

•	his Nondiscretionary Contributions Sub-Account

20.           Section 16.7 of the Plan is amended to provide as follows.

16.7        Distribution in the Form of CH Energy Group Stock

Notwithstanding any other provision of the Plan to the contrary, to the extent that a Participant's Account is invested in the CH Energy Group Stock Fund on the date distribution is to be made to the Participant, the Participant may elect to receive distribution of all or part of the portion of his Account invested in the CH Energy Group Stock Fund in the form of CH Energy Group Stock.

21.           Effective as if originally included in the January 1, 2011 restatement, the phrase "The Sponsor, by action of its board of directors, may" is replaced with the phrase "The Administrator may" in Section 18.1 of the Plan.

22.           Effective as if originally included in the January 1, 2011 restatement, the term "Sponsor" is replaced with the term "Administrator" in each place "Sponsor" appears in Sections 18.1, 18.2, 18.4, 18.7 and 18.8 of the Plan.

23.           Effective as if originally included in the January 1, 2011 restatement, Section 18.3 of the Plan is amended to provide as follows.

18.3        Action of the Administrator

Any act authorized, permitted, or required to be taken under the Plan by the Administrator and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the Committee, either by vote at a meeting, or in writing without a meeting, or by the person or persons designated by the Committee to carry out such acts on behalf of the Committee.  All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Committee under the Plan shall be in writing and signed by either (i) a majority of the members of the Committee or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Committee in accordance with the provisions of this Section.

IN WITNESS WHEREOF, the Sponsor has executed this instrument this 27th day of May, 2011.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

/s/ Thomas C. Brocks
By: Thomas C. Brocks
Title: Vice President - Human Resources